Exhibit 99.1
For Immediate Release

INVESTOR CONTACT:
Elizabeth Boland:	617-673-8000

MEDIA CONTACT:
Ilene Serpa:	617-673-8000
BRIGHT HORIZONS FAMILY SOLUTIONS, INC. ANNOUNCES
SPECIAL MEETING OF STOCKHOLDERS
BOSTON, MA — (April 4, 2008) — Bright Horizons Family Solutions, Inc. (Nasdaq: BFAM) today announced that it has established a record date and special meeting date for its stockholders to consider and vote on the proposal to adopt the previously announced agreement and plan of merger providing for the acquisition of Bright Horizons by an affiliate of Bain Capital Partners, LLC.
Bright Horizons Family Solutions, Inc. stockholders of record at the close of business on March 28, 2008 will be entitled to notice of the special meeting and to vote on the proposal. The special meeting is scheduled to be held Wednesday, May 7, 2008 at 8:30 a.m., local time, at Bright Horizons’ corporate offices located at 200 Talcott Avenue South, Watertown, Massachusetts.
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About Bright Horizons
Bright Horizons Family Solutions is the world’s leading provider of employer-sponsored child care, early education and work/life consulting services, managing more than 600 early care and family centers in the United States, the United Kingdom, Ireland and Canada. Bright Horizons serves more than 700 clients, including more than 95 FORTUNE 500 companies and 75 of the “100 Best Companies” as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine’s “100 Best Companies to Work For.”
About Bain Capital
Bain Capital, LLC (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, venture capital, public equity and leveraged debt assets with more than $65 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in more than 300 companies in a variety of industries around the world, and has a team of almost 300 professionals dedicated to investing in and supporting its portfolio companies, including such leading companies as Dunkin’ Donuts, Michaels Stores and Domino’s Pizza. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Hong Kong, Shanghai and Tokyo.

Important Information About the Transaction
In connection with the proposed merger, Bright Horizons Family Solutions, Inc. has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Bright Horizons at the Securities and Exchange Commission’s Web site at http://www.sec.gov/. The definitive proxy statement and such other documents may also be obtained for free from Bright Horizons at http://www.brighthorizons.com/proxy or by directing such request to Stephen I. Dreier, Chief Administrative Officer and Secretary, 200 Talcott Avenue South, Watertown, Massachusetts 02472, (617) 673-8000.
Bright Horizons and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Bright Horizons’ participants in the solicitation, which may be different than those of Bright Horizons shareholders generally, is set forth in the definitive proxy statement and Annual Report on Form 10-K, previously filed with the Securities and Exchange Commission.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on current Bright Horizons management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Bright Horizons and others relating to the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to consummation of the merger; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) the failure of the merger to close for any other reason; (6) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (7) the effect of the announcement of the merger on our customer relationships, operating results and business generally; (8) the ability to recognize the benefits of the merger; (9) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (10) the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Bright Horizons’ ability to control or predict. Bright Horizons undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.